EXHIBIT 99

[Orient-Express Hotels Ltd. news release paper]

Contacts:

Martin O’Grady Vice President, Chief Financial Officer Tel: +44 20 3117 1333 E: martin.ogrady@orient-express.com	Vicky Legg Director, Corporate Communications Tel: +44 20 3117 1380 E: vicky.legg@orient-express.com

FOR IMMEDIATE RELEASE

ORIENT-EXPRESS HOTELS LTD. & UBUD HANGING GARDENS

HAMILTON, BERMUDA - November 15, 2013. Orient-Express Hotels Ltd. (NYSE: OEH, www.orient-express.com) (the “Company”), owners, part-owners or managers of 45 luxury hotel, restaurant, tourist train and river cruise properties operating in 22 countries, today announced that following an unannounced repossession by the third party owner of Ubud Hanging Gardens in Bali, Indonesia, on November 11, 2013, the Company is unable to continue to operate the hotel. Accordingly, in order to prevent any confusion to its guests, the Company has ceased reference to the property in its sales and marketing materials, including all electronic marketing, until further notice.

The Company believes that this action by the owner is unlawful and constitutes a wrongful, and potentially criminal, repossession of the hotel and is a flagrant breach of its long-term lease arrangement, which continues to August 2038. Orient-Express Hotels Ltd. is in consultation with its advisors with regard to the steps it plans to take to vigorously protect the interests of the Company, as well as its clients and staff.

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